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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                  July 8, 1997


(213) 229-7000                                                    C 88483-00007

Summit Care Corporation
2600 West Magnolia Boulevard
Burbank, California 91505

        Re: Summit Care Corporation Stock Option Plan -- Registration Statement on Form S-8

Ladies and Gentlemen:

        As special counsel to Summit Care Corporation, a California corporation ("Summit Care"), we are familiar with the activities of Summit Care and its corporate records. We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") being filed by Summit Care under the Securities Act of 1933, as amended, for the purpose of registering 1,400,000 shares of common stock, no par value, of Summit Care for issuance under the Stock Option Plan of Summit Care (the "Shares").

        On the basis of our knowledge of Summit Care's activities and its corporate records, we are of the opinion that the Shares will be legally issued, fully paid and nonassessable when issued and paid for in accordance with the Plan.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our opinion in the Registration Statement.

                                        Very truly yours,


                                   /s/  GIBSON, DUNN & CRUTCHER LLP